                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY

                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                            SYNOTEX COMPANY, INC.,



                        SYNOTEX ACQUISITION CORPORATION


                                      AND


                               CATALYTICA, INC.



                          Dated as of August 2, 2000

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
Article I        The Merger                                                            2

   Section 1.1   The Merger                                                            2
                 ----------
   Section 1.2   Effect on Company Common Stock                                        2
                 ------------------------------
   Section 1.3   Exchange of Certificates                                              5
                 ------------------------
   Section 1.4   Company Options; Company Warrants                                     7
                 ---------------------------------
   Section 1.5   Employee Stock Purchase Plan                                          9
                 ----------------------------
   Section 1.6   Distribution of the Energy Business                                   9
                 -----------------------------------
   Section 1.7   Lost Certificates                                                     9
                 -----------------
   Section 1.8   Merger Closing                                                        9
                 --------------
   Section 1.9   Recalculation of Merger Consideration                                10
                 -------------------------------------
Article II       The Surviving Corporation                                            10

   Section 2.1   Certificate of Incorporation                                         10
                 ----------------------------
   Section 2.2   By-Laws                                                              10
                 -------
   Section 2.3   Officers And Directors                                               10
                 ----------------------
Article III      Representations and Warranties of the Company                        11

   Section 3.1   Corporate Existence and Power                                        11
                 -----------------------------
   Section 3.2   Corporate Authorization                                              11
                 -----------------------
   Section 3.3   Consents and Approvals; No Violations                                12
                 -------------------------------------
   Section 3.4   Capitalization                                                       13
                 --------------
   Section 3.5   Subsidiaries                                                         13
                 ------------
   Section 3.6   SEC Documents                                                        14
                 -------------
   Section 3.7   Financial Statements                                                 14
                 --------------------
   Section 3.8   Absence Of Undisclosed Liabilities                                   15
                 ----------------------------------
   Section 3.9   Proxy Statement, Registration Statement                              15
                 ---------------------------------------
   Section 3.10  Absence Of Material Adverse Changes, Etc                             15
                 ----------------------------------------
   Section 3.11  Taxes                                                                17
                 -----
   Section 3.12  Employee Benefit Plans                                               18
                 ----------------------
   Section 3.13  Litigation; Compliance With Laws                                     20
                 --------------------------------
   Section 3.14  Labor Matters                                                        20
                 -------------
   Section 3.15  Certain Contracts And Arrangements                                   21
                 ----------------------------------
   Section 3.16  Environmental Matters                                                21
                 ---------------------
   Section 3.17  Intellectual Property                                                23
                 ---------------------
   Section 3.18  Opinion of Financial Advisor                                         24
                 ----------------------------
   Section 3.19  Board Recommendation                                                 24
                 --------------------
   Section 3.20  Finders' Fees                                                        24
                 -------------
   Section 3.21  Section 203 of the Delaware General Corporation Law                  25
                 ---------------------------------------------------
   Section 3.22  Control of Catalytica Pharmaceuticals, Inc.                          25
                 -------------------------------------------
   Section 3.23  Rights Plan                                                          25
                 -----------
   Section 3.24  Energy Contributions                                                 25
                 --------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
                                                                                         ----
Article IV         Representations and Warranties of Parent and Merger Sub                    26

   Section 4.1     Corporate Existence and Power                                           26
                   ----------------------------
   Section 4.2     Authorization                                                           26
                   -------------
   Section 4.3     Consents and Approvals; No Violations                                   26
                   -------------------------------------
   Section 4.4     Proxy Statement                                                         27
                   ---------------
   Section 4.5     Litigation; Compliance With Laws                                        27
                   --------------------------------
   Section 4.6     Board Approval                                                          27
                   --------------
   Section 4.7     Absence of Material Adverse Change                                      27
                   ----------------------------------
   Section 4.8     Financing                                                               28
                   ---------
   Section 4.9     Finders' Fees                                                           28
                   -------------

Article V          Covenants of the Parties                                                28

   Section 5.1     Conduct of the Business of the Company                                  28
                   --------------------------------------
   Section 5.2     Conduct of the Business of Parent                                       31
                   ---------------------------------
   Section 5.3     Stockholders' Meeting; Proxy Material                                   31
                   -------------------------------------
   Section 5.4     Access to Information; Confidentiality Agreement                        31
                   ------------------------------------------------
   Section 5.5     No Solicitation                                                         32
                   ---------------
   Section 5.6     Director and Officer Liability                                          33
                   ------------------------------
   Section 5.7     Commercially Reasonable Efforts                                         33
                   -------------------------------
   Section 5.8     Certain Filings                                                         34
                   ---------------
   Section 5.9     Public Announcements                                                    35
                   --------------------
   Section 5.10    Further Assurances                                                      35
                   ------------------
   Section 5.11    Employee Matters                                                        35
                   ----------------
   Section 5.12    Disposition of Energy Business                                          36
                   ------------------------------
   Section 5.13    Capitalization of Catalytica Pharmaceuticals, Inc.                      36
                   --------------------------------------------------
   Section 5.14    State Takeover Laws                                                     36
                   -------------------
   Section 5.15    Certain Notifications                                                   36
                   ---------------------
Article VI         Conditions to the Merger                                                37

   Section 6.1     Conditions to Each Party's Obligations                                  37
                   --------------------------------------
   Section 6.2     Conditions to the Company's Obligation to Consummate the Merger         37
                   ---------------------------------------------------------------
   Section 6.3     Conditions to Parent's Obligations to Consummate the Merger             38
                   -----------------------------------------------------------
Article VII        Termination                                                             38

   Section 7.1     Termination                                                             38
                   -----------
   Section 7.2     Effect of Termination                                                   40
                   ---------------------
   Section 7.3     Fees                                                                    40
                   ----

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
                                                                                         ----
Article VIII       Miscellaneous                                                           41

   Section 8.1     Notices                                                                 41
                   -------
   Section 8.2     Survival of Representations and Warranties                              42
                   ------------------------------------------
   Section 8.3     Interpretation                                                          42
                   --------------
   Section 8.4     Amendments, Modification and Waiver                                     43
                   -----------------------------------
   Section 8.5     Successors and Assigns                                                  43
                   ----------------------
   Section 8.6     Expenses                                                                43
                   --------
   Section 8.7     Specific Performance                                                    43
                   --------------------
   Section 8.8     Governing Law                                                           43
                   -------------
   Section 8.9     Forum Selection; Consent to Jurisdiction                                43
                   ----------------------------------------
   Section 8.10    Severability                                                            44
                   ------------
   Section 8.11    Third Party Beneficiaries                                               44
                   -------------------------
   Section 8.12    Entire Agreement                                                        44
                   ----------------
   Section 8.13    Counterparts; Effectiveness                                             44
                   ---------------------------

   Schedule 1.6  Terms of Distribution                                                    A-1

                                 DEFINED TERMS
                                 -------------

Actual Exercise Payment.......................................................................        Section 1.4(b)
Acquisition Proposal..........................................................................           Section 5.5
Acquisition Transaction.......................................................................    Section 7.3(a)(ii)
Affiliate.....................................................................................           Section 8.3
Agreement.....................................................................................          Introduction
Antitrust Law.................................................................................        Section 5.8(d)
Applicable Tax Rate...........................................................................        Section 1.2(b)
Capitalization Amount.........................................................................        Section 1.2(b)
CAT...........................................................................................        Section 1.2(b)
Cash Amount...................................................................................        Section 1.2(b)
CCSI..........................................................................................        Section 1.2(b)
Certificates..................................................................................        Section 1.3(b)
Chargeable Gain...............................................................................        Section 1.2(b)
Cleanup.......................................................................................       Section 3.16(a)
Closing.......................................................................................           Section 1.8
Closing Date..................................................................................           Section 1.8
Code..........................................................................................       Section 3.11(a)
Company.......................................................................................          Introduction
Company Approval Matters......................................................................        Section 5.3(a)
Company Common Stock..........................................................................           Section 3.4
Company Disclosure Schedule...................................................................           Article III
Company ESPP..................................................................................           Section 1.5
Company Group Members.........................................................................       Section 3.11(a)
Company Material Adverse Effect...............................................................           Section 3.1
Company Options...............................................................................        Section 1.4(a)
Company Participants..........................................................................       Section 5.11(a)
Company SEC Documents.........................................................................           Section 3.6
Company Securities............................................................................           Section 3.4
Company Warrant...............................................................................        Section 1.4(d)
Confidentiality Agreement.....................................................................           Section 5.4
CSFB..........................................................................................          Section 3.18
DGCL..........................................................................................              Recitals
Dissenting Shares.............................................................................     Section 1.2(c)(i)
Distribution..................................................................................           Section 1.6
Distribution Gain.............................................................................        Section 1.2(b)
Distribution Statement........................................................................        Section 3.9(b)
Dutch Parent..................................................................................              Recitals
Effective Time................................................................................        Section 1.1(b)
Energy Business...............................................................................           Section 1.6
Enron.........................................................................................        Section 1.2(b)
Environmental Claim...........................................................................   Section 3.16(a)(ii)
Environmental Costs and Liabilities...........................................................  Section 3.16(a)(iii)

Environmental Laws............................................................................ Section 3.16(a)(iv)
ERISA.........................................................................................     Section 3.12(a)
ERISA Affiliate...............................................................................     Section 3.12(a)
ERISA Pension Plan............................................................................     Section 3.12(m)
Estimated Exercise Payment....................................................................      Section 1.4(a)
Exchange Act..................................................................................      Section 3.3(b)
Exchange Fund.................................................................................      Section 1.3(a)
Fair Market Value of Spinco Stock.............................................................      Section 1.2(b)
GAAP..........................................................................................      Section 3.7(a)
Glaxo.........................................................................................      Section 1.2(b)
Governmental Entity...........................................................................      Section 3.3(b)
Guarantee.....................................................................................            Recitals
Hazardous Materials...........................................................................  Section 3.16(a)(v)
HSR Act.......................................................................................      Section 3.3(b)
Include, Includes or Including................................................................         Section 8.3
Indemnitees...................................................................................      Section 5.6(a)
Intellectual Property.........................................................................     Section 3.17(c)
Knowledge.....................................................................................         Section 8.3
Licenses......................................................................................         Section 3.1
Lien..........................................................................................      Section 3.5(b)
Maximum Amount................................................................................      Section 5.6(b)
Merger........................................................................................            Recitals
Merger Consideration..........................................................................      Section 1.2(b)
Merger Sub....................................................................................        Introduction
Morgan Stanley................................................................................        Section 3.18
Net Transaction Tax Liability.................................................................      Section 1.2(b)
Non-Energy Subsidiary.........................................................................      Section 1.2(b)
Option Cash-Out Amount........................................................................      Section 1.4(c)
Option Notice.................................................................................      Section 1.4(a)
Option Proceeds...............................................................................      Section 1.2(b)
Outside Date..................................................................................      Section 7.1(b)
Parent........................................................................................        Introduction
Parent Disclosure Schedule....................................................................          Article IV
Parent Material Adverse Effect................................................................         Section 4.1
Parent Plans..................................................................................     Section 5.11(a)
Paying Agent..................................................................................      Section 1.3(a)
Permits.......................................................................................     Section 3.13(b)
Person........................................................................................      Section 1.3(a)
Pharma........................................................................................      Section 1.2(b)
Pharma Costs..................................................................................      Section 1.2(b)
Pharma Merger.................................................................................      Section 1.2(b)
Pharma Rights.................................................................................      Section 1.2(b)
Plans.........................................................................................     Section 3.12(a)
Preferred Stock...............................................................................         Section 3.4

Proxy Statement...............................................................................      Section 5.3(b)
Release....................................................................................... Section 3.16(a)(vi)
Representatives...............................................................................         Section 5.4
Repurchase Rights.............................................................................      Section 1.2(b)
Rights Agreement..............................................................................         Section 3.4
Secretary of State............................................................................       Section 1.1(b)
Securities Act................................................................................       Section 3.3(b)
Separation Date...............................................................................       Section 1.2(b)
Share Exchange Agreements.....................................................................       Section 1.2(b)
Special Meeting...............................................................................       Section 5.3(a)
Spinco........................................................................................          Section 1.6
Stockholder...................................................................................             Recitals
Stockholder Parties...........................................................................             Recitals
Subsidiary....................................................................................       Section 1.2(b)
Superior Proposal.............................................................................          Section 5.5
Surviving Corporation.........................................................................       Section 1.1(a)
Taxes.........................................................................................      Section 3.11(b)
Tax Return....................................................................................      Section 3.11(b)
Termination Fee...............................................................................       Section 7.3(a)
Transaction Expenses..........................................................................       Section 1.2(b)
Voting Agreement..............................................................................             Recitals
Warrant Cash-Out Amount.......................................................................       Section 1.4(d)
Without Limitation............................................................................          Section 8.3

     AGREEMENT AND PLAN OF MERGER, dated as of August 2, 2000 (this "Agreement"), by and among Synotex Company, Inc., a Delaware corporation ("Parent"), Synotex Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Catalytica, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger").

     WHEREAS, the Boards of Directors of Parent and Merger Sub (i) have determined that the Merger is fair to, advisable and in the best interests of Parent, Merger Sub and their stockholders, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     WHEREAS, in connection with, and as a condition to, the Merger, the Company shall distribute to its stockholders its entire ownership interest in the Energy Business subject to, and in accordance with, the terms and conditions of this Agreement.

     WHEREAS, Parent is a wholly-owned subsidiary of DSM, N.V., a corporation organized under the laws of the Netherlands ("Dutch Parent").

     WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, Dutch Parent is entering into a Guarantee Agreement (the "Guarantee") with the Company.

     WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, Parent and the Company are entering into a Voting Agreement (the "Voting Agreement") with Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III 892 Investors, L.P., James A. Cusumano and Ricardo B. Levy (each a "Stockholder" and, together, the "Stockholder Parties") pursuant to which the Stockholder Parties have agreed, inter alia, to vote in favor of the approval and adoption of this Agreement.

     WHEREAS, for United States federal income tax purposes, it is intended that the Distribution (as defined below) and the Merger will be treated with respect to the Company stockholders as an integrated transaction and that the Distribution will be treated as a redemption of outstanding Company Common Stock (as defined below) in connection with the complete termination of the Company stockholders' interest in the Company.

     WHEREAS, the Board of Directors of the Company (i) has determined that the Merger Agreement and the Merger are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, and (iii) has determined to recommend the approval and adoption of this Agreement and the Merger by the stockholders of the Company.

     NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   Article I

                                  The Merger

     Section 1.1  The Merger.
                  ----------

            (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "DSM Catalytica Pharmaceuticals, Inc."

            (b) Concurrently with the Closing (as defined in Section 1.8 hereof), the Company and Merger Sub shall cause a certificate of merger with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective at 9:00 a.m. Eastern Standard Time on the day following the Closing Date or at such other date and time as is agreed by the parties, and such date and time is hereinafter referred to as the "Effective Time."

            (c) The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Merger Sub.

     Section 1.2  Effect on Company Common Stock. At the Effective Time:
                  ------------------------------

            (a)   Cancellation of Shares of Company Common Stock.  Each share of
                  ----------------------------------------------
Company Common Stock held by the Company as treasury stock and each share of Company Common Stock owned by Spinco (as defined in Section 1.6), Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Spinco, Parent or the Company immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. All shares of Company Common Stock to be converted into Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist, and each holder of a Certificate (as defined in Section 1.3(b)) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration into which such shares of Company Common Stock have been converted.

          (b)  Conversion of Shares of Company Common Stock.  Subject to Section
               --------------------------------------------
1.3(d) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock referred to in the first sentence of Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.2(c)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount of cash, without interest, equal to the Merger Consideration. "Merger Consideration" shall mean the quotient obtained by dividing (x) the Cash Amount (as defined below) by (y) the sum of (A) the number of shares of Company Common Stock outstanding as of the Effective Time (including shares deemed outstanding pursuant to Sections 1.4(b) and 1.5 hereof), (B) the number of shares of Company Common Stock subject to Company Options for which the Option Cash - Out Amount has or will be paid pursuant to Section 1.4(c), and (C) the number of shares of Company Common Stock subject to the Company Warrant for which the Warrant Cash - Out Amount has or will be paid. The "Cash Amount" shall equal $750,000,000, plus Option Proceeds, less the Capitalization Amount, less Net Transaction Tax Liability, less Pharma Costs, less Repurchase Costs, less Transaction Expenses (each, without duplication). "Option Proceeds" shall mean the aggregate exercise price of (aa) all Company Options deemed to be exercised pursuant to Section 1.4(b), (bb) the Company Warrant, if and to the extent exercised after the date hereof, (cc) all shares of Company Common Stock subject to Company Options for which the Option Cash - Out Amount has or will be paid pursuant to Section 1.4(c), (dd) the Company Warrant, if the Warrant Cash - Out Amount has or will be paid pursuant to Section 1.4(d) and (ee) the aggregate purchase price of shares of Company Common Stock purchased pursuant to Section
1.5. "Capitalization Amount" shall mean the amount of cash and the fair market value of any property contributed by the Company or any Subsidiary of the Company other than Catalytica Combustion Systems, Inc. ("CCSI") or Catalytica Advanced Technologies, Inc. ("CAT") to the Energy Business (as defined in
Section 1.6) after June 30, 2000, excluding the cancellation of any outstanding intercompany accounts, notes or payables; provided, however, that for purposes of determining the Cash Amount: (i) no capital contribution of cash or property shall be deemed to have occurred in connection with the exercise of any option to purchase capital stock of the Company or any Subsidiary as a result of the application of Treas. Reg. (S)1.1032-3 or any similar state law and (ii) any deduction allowable for federal, state, or local income tax purposes to Spinco in connection with the exercise of any option to purchase stock of the Company or any Subsidiary shall not be taken into account to the extent such amounts have been taken into account in determining Net Transaction Tax Liability. "Pharma Costs" shall mean the aggregate amount of cash and the fair market value of property (other than Company Common Stock) paid or payable by the Company, Pharma (as hereinafter defined) or any Subsidiary of the Company other than CCSI or CAT (a "Non-Energy Subsidiary") in order to assure that 100% of the fully-diluted equity of Pharma shall be owned by the Company as of the Effective Time, free and clear of all liens, charges and encumbrances and that, immediately prior to, and at, the Effective Time, there are no issued or outstanding (i) securities of any person convertible into or exchangeable for shares of capital stock or voting securities of any entity comprising Pharma, (ii) options, warrants, preemptive or other rights to acquire from any entity comprising Pharma, and no obligation of any such entity to issue, any capital stock or voting securities of any such entity, or (iii) equity equivalent interests in the ownership or earnings of any entity comprising Pharma or other similar rights (the items in clauses (i), (ii), and (iii) being referred to collectively as "Pharma Rights"). "Repurchase Costs" shall mean the aggregate amount of cash and the fair market value of property (other than Company Common Stock), if any, paid or payable by the Company or any

Non-Energy Subsidiary (xx) to Enron Ventures Corp. or any of its affiliates ("Enron") in order to perform the covenants set forth in Section 5.16 and (yy) to repurchase any shares of capital stock of the Company or any Non-Energy Subsidiary in accordance with Section 5.1(b); provided, however, that no such
                                              --------  -------
amount set forth in this clause (yy) shall be duplicated with other amounts deducted in the calculation of the Cash Amount. "Transaction Expenses" shall mean the amount in excess of $5,000,000 of aggregate fees, costs or other expenses (including attorneys' fees, investment banking fees, finder's fees, breakage or prepayment fees or penalties) paid or incurred by the Company or any Non-Energy Subsidiary, in connection with the negotiation, execution or delivery of this Agreement, or the Voting Agreement or compliance by the Company or any Non-Energy Subsidiary herewith. "Pharma" shall mean Catalytica Pharmaceuticals, Inc. and Wyckoff, Inc. and their direct and indirect subsidiaries. "Net Transaction Tax Liability" shall mean the product derived by multiplying the Applicable Tax Rate by the Chargeable Gain. The "Applicable Tax Rate" shall be
0.405. "Chargeable Gain" shall mean the algebraic sum of the following items (without duplication): (I) the Distribution Gain; less (II) any deductible items of the Company attributable to the Distribution, treating expenses related to the Distribution incurred or accrued on the date of the Distribution (the "Separation Date") as not allocable to Spinco's tax period beginning on the date after the Closing Date under Treas. Reg. (S)1.1502-76(b)(1)(ii)(B); less (III) any net operating losses of Spinco for its tax year ended on the Separation Date available for application against income of the consolidated group of which the Company is the common parent for the Company's tax year ending on the Closing Date; less (IV) the amount of any allowable deductions accrued on or prior to the Closing Date attributable to the acceleration, exercise or cancellation of the Company Options after the date hereof and on or prior to the Closing Date (assuming for the purposes of this subsection that a disqualifying disposition occurs with respect to all Company Options that are "incentive stock options" under Section 422 of the Code (as defined in Section 3.11(a)) that are exercised or cashed-out pursuant to Section 1.4(c) on or prior to the Closing Date); plus
(V) the amount, if any, of the positive taxable income of Spinco required to be included for U.S. federal income tax purposes in the taxable income of the consolidated group of which the Company is the common parent for the Company's tax year ending on the Closing Date. "Distribution Gain" shall mean the excess, if any, of the Fair Market Value of the Spinco Stock distributed in the Distribution, over the Company's tax basis for U.S. federal income tax purpose in such Spinco Stock. The "Fair Market Value of Spinco Stock" shall be determined by multiplying the weighted average trading price of a share of Spinco stock on the first full day of trading after the Distribution by the number of shares of Spinco stock distributed. For purposes of this Agreement, "Subsidiary" means with respect to any person, any corporation or other legal entity of which such person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. "Pharma Merger" shall be a merger of a Subsidiary of the Company with undertaken in order to assure that 100% of the fully-diluted equity of Pharma shall be owned by the Company. The "Share Exchange Agreements" shall mean (a) the Share Exchange Agreement, dated as of July 31, 1997, by and among the Company, Catalytica Pharmaceuticals, Inc. and GlaxoWellcome Inc. (collectively with its affiliates, "Glaxo"), (b) the Share Exchange Agreement, dated as of May 6, 1996, by and between the Company and Pfizer Inc., and (c) the Stockholders Agreement, dated as of January 14, 1998, by and among the Company, CCSI and Enron.

            (c)   Dissenting Shares.
                  -----------------

                  (i) Any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with
Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive Merger Consideration pursuant to
Section 1.2(b), but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

                  (ii) Notwithstanding the provisions of subsection (i) above, if any holder of shares of Company Common Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights, then, as of the later of
(A) the Effective Time or (B) the occurrence of such event, such holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 1.2(b), without interest thereon, upon surrender of the Certificate representing such shares.

                  (iii) The Company shall give Parent (A) prompt notice of its receipt of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the DGCL and received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal of any shares of Company Common Stock under the DGCL. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law (in which case Parent shall be consulted), voluntarily make any payment with respect to any demands for the appraisal of Company Common Stock or offer to settle or settle any such demands or approve any withdrawal of such demands.

            (d)   Closing of the Company's Transfer Books. At the Effective
                  ---------------------------------------
Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration as provided in this Article I, subject to applicable law in the case of Dissenting Shares.

            (e)   Conversion of Common Stock of Merger Sub. Each share of common
                  ----------------------------------------
stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute a share of common stock of the Surviving Corporation.

     Section 1.3  Exchange of Certificates.
                  ------------------------

            (a) Prior to the mailing of the Proxy Statement (as defined in Section 5.3(b) hereof) a bank, trust company or other person, reasonably acceptable to the Company, shall be designated by Parent to act as the depositary and paying agent for the delivery of the Merger Consideration in exchange for shares of Company Common Stock (the "Paying Agent") in connection with the Merger. From time to time, as necessary, at or following the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the amount needed to pay the portion of the aggregate Merger Consideration for the benefit of the holders of shares of Company Common Stock which are converted into the right to receive Merger Consideration pursuant to Section 1.2(b) hereof for which Certificates have been surrendered or payment is otherwise due (the "Exchange Fund"). For purposes of this Agreement, "person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

          (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to this Agreement (which instructions shall provide that, at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three business days of receipt thereof (but in no case prior to the Effective Time), and the Certificate so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

          (c) Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Parent for their claim for Merger Consideration, without interest.

          (d) None of Parent, the Company or the Paying Agent shall be liable to any person in respect of any Merger Consideration held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b) hereof)), any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

     Section 1.4  Company Options; Company Warrants.
                  ---------------------------------

             (a) Not later than fifteen days (15) prior to the Effective Time, the Company shall send a notice (the "Option Notice") to all holders of options to purchase Company Common Stock (the "Company Options"): (i) specifying that such options shall not be assumed in connection with the Merger, (ii) specifying that the vesting restrictions applicable to all options to purchase Company Common Stock outstanding at the time of such notice shall be eliminated such that no vesting restrictions remain thereon effective as of the date such notice is given, (iii) specifying that any Company Options outstanding as of the Effective Time shall terminate and be cancelled at such time and represent only the right to receive the consideration, if any, specified in Section 1.4(c) in accordance with this Agreement, (iv) setting forth an estimate of the Merger Consideration and (v) setting forth a description of how to determine an estimate of the excess, if any, of the exercise price per share of such Company Options over the estimated Merger Consideration (the "Estimated Exercise Payment"). Except as expressly provided herein, the Company shall not adjust the terms of any Company Option as a result of the Distribution.

            (b) The Company shall permit each holder of a Company Option who desires to exercise all or any portion of such Company Option following receipt of the Option Notice to exercise such Company Option (A) immediately prior to the record date with respect to the Distribution or (B) after the record date with respect to the Distribution but immediately prior to the Effective Time or
(C) at any other time permitted under the applicable Company Option. In the event any such holder exercises all or any portion of a Company Option as provided in clause (A) or (B) of the immediately preceding sentence, (i) the holder shall be permitted to cause the Company to withhold the exercise price with respect to such exercise out of the Merger Consideration (to the extent thereof) to be received by such holder in respect of the shares of Common Stock acquired pursuant to such exercise and (ii) the holder shall be obligated to pay in cash to the Company, at the time of exercise, the Estimated Exercise Payment. Any Company Common Stock issuable upon the exercise of Company Options as provided in clause (A) or (B) of the first sentence of this paragraph shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration payable in respect thereof (net of any exercise price withholding obligation, as herein provided), without the issuance of certificates representing issued and outstanding shares of Company Common Stock; provided, that any Company Common
                                            --------  ----
Stock issuable upon the exercise of Company Options as provided in clause (A) of the first sentence of this paragraph shall be deemed issued and outstanding on the record date with respect to the Distribution; and provided, further that any
                                                      --------  -------
Company Common Stock issuable upon the exercise of Company Options as provided in clause (A) or (B) of the first sentence of this paragraph shall be deemed to be issued and outstanding as of the Effective Time. After the Effective Time, the Company shall determine the actual amount of the excess, if any, of the exercise price of each Company Option over the actual Merger Consideration (the "Actual Exercise Payment"), with respect to the Company Options exercised pursuant to clauses (A) or (B) of the first sentence of this paragraph. To the extent that the Actual Exercise Payment exceeds the Estimated Exercise Payment made by any holder of a Company Option with respect to the shares of Company Common Stock deemed issued pursuant to exercise, the Company shall notify such party that a payment is due from such holder to the Company in the amount of the excess of the Actual Exercise Payment over the Estimated Exercise Payment. The Company shall retain any Distribution to be made to a holder of Company Options who must make a payment to the Company in accordance with the immediately preceding sentence of this paragraph as security for such payment. To the extent that the Estimated Exercise Payment made by a holder of a Company Option exceeds the Actual Exercise Payment, the Company shall, or shall cause the Paying Agent to, pay such holder the excess of the Estimated Exercise Payment over the Actual Exercise Payment, on or about the time of the payment of the Merger Consideration.

          (c) All Company Options outstanding as of the Effective Time shall by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled as of the Effective Time and converted into, and represent only, the right to receive an amount in cash equal to the excess, if any, of (i) the product of the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such Company Options immediately prior to the Effective Time over (ii) the aggregate exercise price of all such shares of Company Common Stock subject to such Company Option. The aggregate amount payable pursuant to this paragraph (c) shall hereinafter be referred to as the "Option Cash-Out Amount."

          (d) Not later than fifteen days (15) prior to the record date for the Distribution, the Company shall, in accordance with Section 5 thereof, deliver a notice to the holder of the Stock Purchase Warrant, dated July 31, 1997, between Glaxo and the Company (the "Company Warrant"). The Company shall permit the holder of the Company Warrant to exercise all or any portion of such Company Warrant at any time permitted thereunder. At the Effective Time, the Company Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and represent only, the right to receive, upon delivery thereof to the Company, an amount in cash equal to the excess, if any, of (i) the product of the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time over (ii) the aggregate exercise price of all such shares of Company Common Stock subject to such Company Warrant. The aggregate amount payable pursuant to this paragraph (d) shall hereinafter be referred to as the "Warrant Cash-Out Amount."

          (e)  Exchange Procedures for Company Options or Company Warrant.
               ----------------------------------------------------------
Promptly following the Effective Time, Parent shall cause the Paying Agent to mail to each holder (as of the Effective Time) of a Company Option which was converted into the right to receive the Option Cash-Out Amount pursuant to
Section 1.4(c) hereof or the Company Warrant if converted into the right to receive the Warrant Cash-Out Amount pursuant to Section 1.4(d), (i) a letter of transmittal (which shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in receiving cash payable in respect of such Company Options or Company Warrant. Upon the delivery of such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, together with the documentation representing the Company Options or Company Warrant surrendered thereby, to the Paying Agent, the holders of Company Options or Company Warrant shall be entitled to receive the Option Cash-Out Amount or Warrant Cash-Out Amount payable to them in respect of such Company Options pursuant to Section 1.4(c) or Company Warrant pursuant to Section 1.4(d).

          (f)  Required Withholding.  The Paying Agent shall be entitled to
               --------------------
deduct and withhold from the Merger Consideration or any other consideration or amount deliverable or otherwise payable pursuant to the Merger and this Agreement to any holder or former holder of

Company Common Stock or Company Options such amounts as may be required to be deducted or withheld therefrom under the Code or under any applicable provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been delivered or otherwise paid to the person to whom such amounts would otherwise have been delivered or otherwise paid pursuant to the Merger and this Agreement.

     Section 1.5  Employee Stock Purchase Plan.  Immediately prior to the record
                  ----------------------------
date with respect to the Distribution, in accordance with the terms of the Company's 1992 Employee Stock Purchase Plan (the "Company ESPP"), all rights to purchase shares of Company Common Stock outstanding under the Company ESPP immediately prior to such record date shall be exercised and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration payable in respect thereof, without the issuance of certificates representing issued and outstanding shares of Company Common Stock. Any Company Common Stock issued pursuant to the Company ESPP shall be deemed issued and outstanding at the Effective Time and on the record date with respect to the Distribution. The Company ESPP shall be terminated immediately following such exercises.

     Section 1.6  Distribution of the Energy Business.  It is a condition to
                  -----------------------------------
each party's obligation to consummate the Merger that, on the Closing Date and after the satisfaction and waiver of all conditions to the Merger other than the condition set forth in Section 6.1(d), the capital stock of Spinco held by the Company shall, subject to the penultimate sentence in Section 1.4(b), be distributed in its entirety to the stockholders of the Company (the "Distribution"). The terms of the Distribution will be determined by the Company; provided, however, that Parent's consent, which shall not be
         --------  -------
unreasonably withheld, shall be required in connection with any material deviation from the terms and conditions of the Distribution described in
Schedule 1.6 and shall be required as to the final form of each of the specific agreements identified in Schedule 1.6. "Spinco" shall mean the corporation whose assets include the Energy Business. The "Energy Business" shall consist of CCSI and CAT and any direct or indirect subsidiaries of either of them on the date hereof.

     Section 1.7  Lost Certificates.  If any Certificate shall have been lost,
                  -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay the Merger Consideration to which the holder thereof is entitled pursuant to this Article I in exchange for such lost, stolen or destroyed Certificate.

     Section 1.8  Merger Closing.  Subject to the satisfaction or waiver of the
                  --------------
conditions set forth in Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., California time, on a date to be specified by the parties hereto, and no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market, Spear Tower, Suite 3300, San Francisco, California, unless another time, date or place is agreed to in writing by the parties hereto (such date, the "Closing Date").

     Section 1.9  Dispute Resolution.
                  ------------------

             (a) In the event Parent and the Company disagree, prior to the Effective Time, as to: (i) the calculation of the Cash Amount in Section 1.2(b),
(ii) whether the terms of the Distribution materially deviate from Schedule 1.6 or (iii) whether Parent's consent has been unreasonably withheld with respect to such material deviation or the final form of any of the specific agreements identified in Schedule 1.6, either of them may submit such dispute or disagreement for final and binding determination to a mutually acceptable third party arbitrator, such determination to be made within 10 days of the submission to such arbitration by either of them. If Parent and the Company are unable to mutually agree upon an arbitrator within one week of a party's notification to the other of its desire to arbitrate, then each of them shall have one week to select an arbitrator and such two arbitrators shall have one week to select a third arbitrator, who shall have final authority to resolve such dispute within 10 days of the selection of such arbitrator. The parties shall share equally in the fees and expenses of such arbitrators, and such fees and expenses shall be paid by Spinco and Parent prior to the Effective Time.

             (b) At least 15 days prior to the Closing Date, the Company will provide to Parent the Company's latest estimate of the calculation of the Cash Amount. Parent may, within 5 days of receipt of such calculation, object to the determination of any component of the Cash Amount. In the event that Parent and the Company cannot reach agreement on the disputed components of the calculation, either party may seek to resolve such dispute through the mechanism set forth in Section 1.9(a).

                                  Article II

                           The Surviving Corporation

     Section 2.1  Certificate of Incorporation.  At the Effective Time, the
                  ----------------------------
Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

     Section 2.2  By-Laws.  The by-laws of Merger Sub in effect at the Effective
                  -------
Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the certificate of incorporation of such entity and the by-laws of such entity.

     Section 2.3  Officers And Directors.
                  ----------------------

             (a) From and after the Effective Time, the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

             (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the directors of Merger Sub immediately prior to the Effective Time.

                                  Article III

                 Representations and Warranties of the Company

     The Company represents and warrants to Parent, subject to such exceptions as are disclosed (i) in any of the Company SEC Documents (as defined below) filed prior to the date hereof or (ii) in writing in the disclosure letter supplied by the Company to Parent, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties (the "Company Disclosure Schedule") as follows:

     Section 3.1  Corporate Existence and Power. The Company is a corporation
                  -----------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted or presently proposed to be conducted except for failures to have any such License which would not, in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Company Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 1.2(b), taken as a whole (assuming consummation of the Distribution in accordance with the terms of this Agreement and Schedule 1.6), provided, however, that in no event shall any effect that results from (a) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement, (b) changes affecting the pharmaceuticals industry generally unless such changes adversely affect the Company or its Subsidiaries (assuming the consummation of the Distribution) in a materially disproportionate manner,
(c) changes affecting the United States economy generally, (d) changes in the trading price of the Company Common Stock, or (e) stockholders class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, the transactions contemplated hereby or any actions taken in compliance with this Agreement , constitute a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Certificate of Incorporation and the by-laws of the Company as currently in effect.

     Section 3.2  Corporate Authorization.
                  -----------------------

       (a) The Company has the requisite corporate power and authority toexecute and deliver this Agreement and, subject to approval of the Company's stockholders, as set forth in Section 3.2(b) hereof and as contemplated by
Section 5.3 hereof, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized, and this Agreement and the Voting Agreement have been approved, by the Board of Directors of the Company and no other corporate proceedings on the part of the Company, other than the approval and adoption of this Agreement by the

Company's stockholders, are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes, assuming due authorization, execution and delivery of this Agreement by Parent, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) Under applicable law, the Certificate of Incorporation and the rules of the NASDAQ, the affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock, voting together as a single class, and the consent of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, outstanding on the record date established by the Board of Directors of the Company in accordance with the by-laws of the Company, applicable law and this Agreement, are the only votes required to adopt this Agreement and, if applicable, approve the Distribution.

     Section 3.3  Consents and Approvals; No Violations.
                  -------------------------------------

             (a) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the by-laws of the Company; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, permit, lease or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection
(b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and/or would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

             (b) No filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or any foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"); (iv) compliance with any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and/or would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

     Section 3.4  Capitalization.  The authorized capital stock of the Company
                  --------------

consists of 120,000,000 shares of common stock par value $0.001 per share (the "Company Common Stock"), of which 73,000,000 shares are designated as "Common Stock," 30,000,000 shares are designated as "Class A Common Stock" and 17,000,000 are designated as "Class B Common Stock" and 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock"). As of July 28, 2000, there were (i) 33,163,543 shares of Common Stock issued and outstanding, (ii) 13,270,000 shares of Class A Common Stock issued and outstanding, (iii) 11,730,000 shares of Class B Common Stock issued and outstanding and (iii) no shares of Preferred Stock issued and outstanding. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of July 28, 2000, there were outstanding Company Options to purchase 4,394,086 shares of Company Common Stock. Except (v) as set forth on Schedule 3.4, (w) for changes since July 28, 2000, resulting from the exercise of Company Options outstanding on such date, (x) for the Company Warrant, (y) for the rights under the Share Exchange Agreements, and (z) for preferred share purchase rights issued pursuant to the Rights Agreement, dated as of October 23, 1996 and as amended as of July 28, 1997 and August 2, 2000, between the Company and ChaseMellon Shareholder Services, L.L.P., a New Jersey limited liability company (the "Rights Agreement"), there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options, preemptive or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalent interest in the ownership or earnings of the Company or the Non-Energy Subsidiaries or other similar rights (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. No Subsidiary of the Company owns any capital stock or other voting securities of the Company.

     Section 3.5  Subsidiaries.
                  ------------

            (a) Each Non-Energy Subsidiary (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for failures of this representation and warranty to be true which would not, in the aggregate, have a Company Material Adverse Effect. All Non-Energy Subsidiaries and their respective jurisdictions of incorporation are identified in Schedule 3.5 of the Company Disclosure Schedule.

          (b) All of the outstanding shares of capital stock of each Non-Energy Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Schedule 3.5(b) of the Company Disclosure Schedule, such shares are owned by the Company or by a Non-Energy Subsidiary of the Company free and clear of any Liens (as defined hereafter) or limitations on voting rights. There are no subscriptions, options, warrants, calls, preemptive rights, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) of any of the capital stock or other equity interests of any of such Non-Energy Subsidiaries. There are no agreements requiring the Company or any of the Non-Energy Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          (c) Except as set forth on Schedule 3.5(c), the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind other than in the Non-Energy Subsidiaries (assuming the consummation of the Distribution) .

     Section 3.6 SEC Documents.  The Company has filed timely all required
                 -------------

reports, proxy statements, registration statements, forms and other documents with the SEC on or after January 1, 1998 (the "Company SEC Documents"). As of their respective dates, and giving effect to any amendments thereto, (a) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the Company SEC Documents at the time filed (or if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Non-Energy Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

     Section 3.7 Financial Statements.
                 --------------------

          (a) The financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (a) were prepared from the books and records of the Company and its Subsidiaries,
(b) complied as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) are in conformity with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis (except in the case of unaudited statements, as otherwise permitted by the rules and regulations of the SEC and described in the Notes included therewith) during the periods involved and (d) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, material in amount).

          (b) The unaudited consolidating income statement of the Company for the six-month period ended June 30, 2000 and balance sheet as of such date that are attached as Schedule 3.7(b) of the Company Disclosure Schedule (including any notes and schedules thereto): (i) were prepared from the books and records of the Company and its Subsidiaries, (ii) are in conformity with GAAP, applied on a consistent basis (except for the absence of explanatory footnotes) during the period involved, and (iii) fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the date thereof and the results of their operations for the periods then ended (subject to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, material in amount).

     Section 3.8  Absence Of Undisclosed Liabilities.  Except as set forth in
                  ----------------------------------
the Company SEC Documents filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since June 30, 2000, neither the Company nor any of the Non-Energy Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 3.9  Proxy Statement, Registration Statement.
                  ---------------------------------------

          (a) None of the information contained in the Proxy Statement (as defined in Section 5.3(b)) (and any amendments thereof or supplements thereto) will at the time of the mailing of the Proxy Statement to the stockholders of the Company and at the time of the Special Meeting (as defined in Section 5.3(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or omitted in the Proxy Statement based on information supplied by Parent for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to the statements made or omitted in the Proxy Statement relating to Parent based on information supplied by Parent for inclusion in the Proxy Statement.

          (b) No registration statement filed by the Company or any Subsidiary pursuant to the Exchange Act or, if necessary, the Securities Act, in connection with the Distribution (together with any amendments thereof and any supplements thereto, the "Distribution Statement") will, at the time the Distribution Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.10 Absence Of Material Adverse Changes, Etc. Since December 31,
                  ----------------------------------------

1999, there has not been a Company Material Adverse Effect. Without limiting the foregoing, except as disclosed in the Company SEC Documents filed by the Company or as contemplated by this Agreement, since June 30, 2000, (i) other than in connection with the negotiation of this Agreement, the Company and the Non-Energy Subsidiaries have conducted their business in the ordinary course consistent with past practice and (ii) there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Company Subsidiary (other than a wholly-owned Subsidiary), or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company (other than any wholly-owned Subsidiary) of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company, any Company Subsidiary or of any Company Securities;

          (b) any amendment of any provision of the Certificate of Incorporation or by-laws of, or of any material term of any outstanding security issued by, the Company or any Non-Energy Subsidiary (other than any wholly-owned Subsidiary) of the Company;

          (c) any incurrence, assumption or guarantee by the Company or any Non-Energy Subsidiary of any indebtedness for borrowed money other than borrowings under existing credit facilities in the ordinary course of business;

          (d) any change in any method of accounting or accounting practice by the Company or any Non-Energy Subsidiary, except for any such change required by reason of a change in GAAP;

          (e) any (i) grant of any severance or termination pay to any director, officer, consultant, independent contractor or employee of the Company or any Non-Energy Subsidiary, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, consultant, independent contractor or employee of the Company or any Non-Energy Subsidiary entered into, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Non-Energy Subsidiary, in each case other than in the ordinary course of business with respect to Persons other than directors or executive officers of the Company or any Non-Energy Subsidiary;

          (f) issuance of Company Securities other than pursuant to Company Options outstanding as of June 30, 2000 and the issuance of Options after such date in the ordinary course of business (and the issuance of Company Securities pursuant thereto);

          (g) acquisition or disposition of assets material to the Company and its Subsidiaries (assuming consummation of the Distribution), except for sales of inventory in the ordinary course of business, or any acquisition or disposition of capital stock of any third party, or any merger or consolidation with any third party, by the Company or any Non-Energy Subsidiary;

          (h) entry by the Company or any Non-Energy Subsidiary into any joint venture, partnership or similar agreement with any person other than a wholly-owned Subsidiary; or

          (i) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     Section 3.11  Taxes.
                   -----

             (a) Except as set forth in Schedule 3.11 of the Company Disclosure Letter and for any such failures or events that could not reasonably be expected to have a Company Material Adverse Effect: (1) all Tax Returns (as defined below) required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member ("Company Group Members") have been timely filed, and all returns filed are complete and accurate and correctly reflect the tax liabilities required to be reported therein; (2) the Company, its Subsidiaries, and Company Group Members have timely paid all Taxes (as defined below) that have become due or payable and have adequately reserved for in accordance with GAAP all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable; (3) there is no presently pending audit examination, deficiency, refund claim or litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group Member and none of the above have knowledge that any such action or proceeding is being contemplated; (4) neither the Company, any Subsidiary of the Company nor any Company Group Member has filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax; (5) all assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group Member with respect to completed and settled examinations or concluded litigation have been paid; (6) neither the Company, any Subsidiary of the Company nor any Company Group Member is a party to any express or implied tax indemnity agreement, tax sharing agreement or other agreement under which it could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of a Tax; (7) the Company, each of its Subsidiaries, and each Company Group Member has complied in all material respects with all rules and regulations relating to the withholding of Taxes; (8) neither the Company, any Subsidiary, nor any Company Group Member is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company, any Subsidiary, or any Company Group Member in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (9) neither the Company, any Subsidiary, nor any Company Group Member has made any payments since December 31, 1999, and is not a party to an agreement that could require it to make any payments (including any deemed payment of compensation upon exercise of an option), that would not be fully deductible by reason of Section 162(m) of the Code.

             (b) For purposes of this Agreement, (i) "Taxes" means (A) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, franchise, corporation, advance corporation, windfall or other profits, gross receipts, transfer, capital stock, excise, property, sales, use, value-added, ad valorem, license, payroll, employment, withholding, social security, workers' compensation, unemployment compensation, net worth, and other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, additions to tax or additional amounts imposed attributable to such taxes, and (B) any liability for payment of amounts described in clause
(A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (ii) "Tax Return" means any report, return, statement or other written information required to be filed with or supplied to a taxing authority in connection with any Taxes, including any information return, claim for refund, amended return or declaration of estimated tax.

     Section 3.12  Employee Benefit Plans.
                   ----------------------

            (a) Except for any plan, fund, program, agreement or arrangement that is subject to the laws of any jurisdiction outside the United States,
Schedule 3.12(a) of the Company Disclosure Schedule contains a true and complete list of each material deferred compensation, incentive compensation, and equity compensation plan; material "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); material "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each material employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is in writing and sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (each, an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee, consultant, director or former employee, consultant or director of the Company or any Subsidiary of the Company. The plans, funds, programs, agreements and arrangements listed on Schedule 3.12(a) of the Company Disclosure Schedule are referred to herein collectively as the "Plans".

            (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, the most recent reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

            (c) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

            (d) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

            (e)    Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or in the case of such a Plan for which a favorable determination letter has not yet been received, the applicable remedial amendment period under Section 401(b) of the Code has not expired.

            (f) Except as set forth on Schedule 3.12(f) of the Company Disclosure Letter, no Plan provides medical, surgical or hospitalization benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, or
(ii) benefits
the full cost of which is borne by the current or former employee (or his or her beneficiary), dependant or other covered person.

          (g) There are no pending, or to the knowledge of the Company, threatened or anticipated, claims that would reasonably be expected, in the aggregate, to have a Company Material Adverse Effect by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (h) Except as set forth on Schedule 3.12(h) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting (other than as a result of a full or partial plan termination resulting from the transactions contemplated by this Agreement), or increase the amount of compensation due any such employee or officer, other than payments, accelerations or increases (x) under any employee benefit plan that is subject to the laws of a jurisdiction outside of the United States or (y) mandated by applicable law.

          (i) To the knowledge of the Company, all employee benefit plans that are subject to the laws of any jurisdiction outside the United States are in material compliance with such applicable laws, including relevant Tax laws, and the requirements of any trust deed under which they were established, except for such exceptions to the foregoing which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.12(k) lists all material employee pension benefit plans that are subject to the laws of any jurisdiction outside the United States except for such plans that are governmental or statutory plans.

          (j) Each Plan can be amended prospectively or terminated at any time, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination (other than administrative charges normally incurred in a plan termination).

          (k) No agreement, commitment, or obligation exists to increase any benefits under any Plan or to adopt any new Plan, other than in the ordinary course of business.

          (l) No Plan has any unfunded accrued benefits that are not fully reflected in the Financial Statements in accordance with the Company's ordinary accounting procedures.

          (m) No pension plan subject to Title IV of ERISA (an "ERISA Pension Plan") has incurred any "accumulated funding deficiency" or "waived funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and the Company has never sought to obtain any variance from the minimum funding standards pursuant to Section 412(d) of the Code. The funding method used in connection with each ERISA Pension Plan meets the requirements of ERISA and the Code and the actuarial assumptions used in connection with each such plan are reasonable, given the experience of such ERISA Pension Plan and reasonable expectations.

          (n) The fair market value of the plan assets of each ERISA Pension Plan are at least equal to (i) the present value of its benefit liabilities (as defined in ERISA Section 4001(a)(16), including any unpredictable contingent event benefits within the meaning of Code
Section 412(l)(7), and determined on the basis of assumptions prescribed by the PBGC for purposes of ERISA Section 4044), and (ii) the Projected Benefit Obligations thereunder, as defined in Statement of Financial Accounting Standards No. 87, including any allowance for indexation and ad hoc increases.
                                                             -- ---
No ERISA Pension Plan has been completely or partially terminated or been the subject of a Reportable Event under ERISA Section 4043. No proceeding by the PBGC to terminate any ERISA Pension Plan has been instituted, and the Company has not incurred any liability to the PBGC (other than the PBGC premiums, all of which have been timely paid) or otherwise under Title IV of ERISA with respect to any ERISA Pension Plan.

            (o) Neither the Company nor any Subsidiary maintains or participates in any Voluntary Employees' Beneficiary Association, under Code Sections 419 and 419A, which is intended to be exempt from taxation under section 501(c)(9) of the Code.

            (p) Neither the Company nor any ERISA Affiliate maintains, participates in, contributes to, or has any obligation to contribute or any liability with respect to any multiple employer or multiemployer plan, or has had any obligation with respect to such a plan during the six years immediately preceding the date of this Agreement.

     Section 3.13  Litigation; Compliance With Laws.
                   --------------------------------

            (a) Except as set forth on Schedule 3.13 of the Company Disclosure Letter or in the Company SEC Documents filed prior to the date of this Agreement or otherwise fully covered by insurance, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any Non-Energy Subsidiary or any of their respective properties before any court or arbitrator or any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

            (b) The Company and the Non-Energy Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All governmental approvals, permits and licenses (collectively, "Permits") required to conduct the business of the Company and the Non-Energy Subsidiaries have been obtained, are in full force and effect and are being complied with except for such violations and failures to have Permits in full force and effect, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     Section 3.14  Labor Matters.  (i) Since June 30, 2000, there has been no
                   -------------

labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against the Company or any Non-Energy Subsidiary; (ii) to the knowledge of the Company, no union organizing campaign with respect to the Company's employees is underway; (iii) there is no unfair labor practice charge or complaint against the Company or any Non-Energy Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; (v) to the knowledge of the Company, no charges with respect to or relating to the Company or any Non-Energy

Subsidiary are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vi) there are no collective bargaining agreements with any union covering employees of the Company or any Non-Energy Subsidiary.

     Section 3.15  Certain Contracts And Arrangements.  Each material contract
                   ----------------------------------

or agreement to which the Company or any Non-Energy Subsidiary is a party or by which any of them is bound is in full force and effect, and neither the Company nor any Non-Energy Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any material contract or material agreement to which the Company or any Non-Energy Subsidiary is a party or by which any of them is bound, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any Non-Energy Subsidiary, or, to the knowledge of the Company, any other party thereto, except for such breaches and defaults which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     Section 3.16  Environmental Matters.
                   ---------------------

            (a)    (i)   "Cleanup" means all actions required to: (A) cleanup,
remove, treat or remediate Hazardous Materials (as defined hereafter) in the indoor or outdoor environment; (B) prevent the Release (as defined hereafter) of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                   (ii) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) (A) pursuant to Environmental Law or (B) arising out of, based on or resulting from the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any Non-Energy Subsidiary.

                   (iii) "Environmental Costs and Liabilities" mean any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation, monitoring, remediation or other response action) pursuant to any Environmental Law or arising from the presence or Release of any Hazardous Materials.

                   (iv) "Environmental Laws" means all federal, state, local and foreign laws, statutes, decisions, orders, decrees, rules, regulations or requirements relating to pollution or protection of the environment or human health or safety, including, without limitation, laws relating to the presence, Release or threatened Release of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

          (v) "Hazardous Materials" means all substances defined as a "Hazardous Substance," "Oil," or "Pollutant or contaminant" in 40 C.F.R. Section 300.5, or defined, regulated or subject to liability as a hazardous substance, material, waste or agent pursuant to any Environmental Law.

          (vi) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     (b)  (i)   The Company and the Non-Energy Subsidiaries have been at all times and are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and the Non-Energy Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 1999 and prior to the date of this Agreement, neither the Company nor any Non-Energy Subsidiary has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that the Company or any Non-Energy Subsidiary is not in such compliance, except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (ii) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Non-Energy Subsidiary or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any Non-Energy Subsidiary has or may have retained or assumed either contractually or by operation of law that would reasonably be expected to have a Company Material Adverse Effect.

          (iii) There are no present or past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, that could (A) subject the Company or any Non-Energy Subsidiary to Environmental Costs and Liabilities, or (B) form the basis of any Environmental Claim against the Company or any Non-Energy Subsidiary or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any Non-Energy Subsidiary has or may have retained or assumed either contractually or by operation of law; that, in either case, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (iv) The Company agrees to cooperate with Parent to effect the retention of any permits or other governmental authorizations under Environmental Laws that will be required to permit the Company to conduct the business as conducted by the Company and the Non-Energy Subsidiaries immediately prior to the Closing Date. The Company and the Non-Energy Subsidiaries also agree to take all commercially reasonable actions and to cooperate with Parent to ensure that the Company and the Non-Energy Subsidiaries shall continue to benefit from the provisions of any indemnity relating to Environmental Claims following the Effective Time.

             (v) The Company has made available to Parent all assessments, audits, investigations, and sampling or similar reports in the possession of the Company or its Subsidiaries relating to health and safety, the environment, any Release of Hazardous Materials, or Environmental Costs and Liabilities.

     Section 3.17  Intellectual Property.
                   ---------------------

             (a) The Company and the Non-Energy Subsidiaries own or have the right to use all material Intellectual Property (as defined hereafter) reasonably necessary for the Company and the Subsidiaries to conduct their business as it is currently conducted (assuming consummation of the Distribution). All Intellectual Property registered by the Company has been identified on Schedule 3.17(a) of the Company Disclosure Letter, which includes a list of United States, international and foreign (i) patents and patent applications, (ii) registered trademarks and trademark applications, and (iii) registered copyright applications, in each case, owned by the Company and the Non-Energy Subsidiaries (assuming consummation of the Distribution).

             (b) To the knowledge of the Company: (i) all of the registrations, including patents, relating to material Intellectual Property owned by the Company and its Subsidiaries (assuming consummation of the Distribution) are subsisting and unexpired, free of all liens or encumbrances, and have not been abandoned; (ii) the Company and the Non-Energy Subsidiaries do not infringe the intellectual property rights of any third party in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) no judgment, decree, injunction, rule or order has been rendered by Governmental Entity which would limit, cancel or question the validity of, the Company's or its Subsidiaries' rights (assuming consummation of the Distribution) in and to, any Intellectual Property owned by the Company (assuming consummation of the Distribution) in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) the Company and the Non-Energy Subsidiaries have not received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights (assuming consummation of the Distribution) in and to, any Intellectual Property, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

             (c) For purposes of this Agreement "Intellectual Property" shall mean all rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including without limitation all
(w) (1) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection; (2) copyrights and copyrightable works, including, but not limited to, computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) trade secrets and other confidential information; (x) patents and invention disclosures; (y) all registrations, applications and recordings for any of the foregoing and (z) licenses or other similar agreements granting to the Company or any of the Non-Energy Subsidiaries the rights to use any of the foregoing.

            (d) To the knowledge of the Company, the Company and the Non-Energy Subsidiaries have not used and are not making use of any confidential or proprietary information or trade secrets of any other person in breach of any agreement to which the Company or any the Non-Energy Subsidiaries is subject or in violation of any civil or criminal law.

            (e) The Company and the Non-Energy Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets.

            (f) To the knowledge of the Company, all employees of the Company and the Non-Energy Subsidiaries have executed written agreements with the Company or the Non-Energy Subsidiaries that assign to the Company or the Non-Energy Subsidiaries all rights to inventions improvements, discoveries or information relating to the business of the Company and the Non-Energy Subsidiaries. To the Company's knowledge, no employee of the Company or any Non-Energy Subsidiary has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose any Intellectual Property or information concerning the employee's work to anyone other than the Company or the Non-Energy Subsidiaries.

     Section 3.18  Opinions of Financial Advisors.  The Company has received
                   ------------------------------
the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), dated as of the date of this Agreement, to the effect that, as of the date of such opinion, and based upon and subject to the matters stated therein, the aggregate merger consideration (assuming consummation of the Distribution) is fair from a financial point of view to the holders of Company Common Stock. The Company has also received the opinion of Credit Suisse First Boston Corporation ("CSFB"), dated as of the date of this Agreement, to the effect that, as of the date of such opinion, and based upon and subject to the matters stated therein, the aggregate merger consideration (assuming consummation of the Distribution) is fair from a financial point of view to the holders of Company Common Stock, other than Morgan Stanley Capital Partners III, Inc. and various other investment funds affiliated therewith and their respective affiliates. True and complete copies of such opinions will be delivered to Parent as soon as practicable.

     Section 3.19  Board Recommendation.  The Board of Directors of the Company,
                   --------------------
at a meeting duly called and held, has approved the Distribution, this Agreement and the Voting Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Distribution, taken together are advisable and in the best interests of the stockholders of the Company; and (ii) resolved to recommend that the stockholders of the Company adopt this Agreement.

     Section 3.20  Finders' Fees.  Except for Morgan Stanley and CSFB  (true and
                   -------------
correct copies of whose engagement agreements have been provided to Parent), whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any Non-Energy Subsidiary that would be entitled to any fee or commission from the Company, any Non-Energy Subsidiary, Parent or any of Parent's affiliates upon consummation of the Merger. Any fees to be paid with respect to the Distribution to investment bankers, brokers, finders or other intermediaries shall be paid by Spinco.

     Section 3.21  Section 203 of the Delaware General Corporation Law.  The
                   ---------------------------------------------------

Board of Directors of the Company has taken all actions so that (a) the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Voting Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement. No other "control share acquisition," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby.

     Section 3.22  Control of Pharma.  The Company is the record and beneficial
                   -----------------
owner of shares of capital stock in Pharma sufficient to take the actions necessary (i) to own all of the issued and outstanding capital stock of Pharma at the Effective Time and (ii) to eliminate any outstanding options or warrants to purchase shares of capital stock of Pharma at the Effective Time.

     Section 3.23  Rights Plan.  The Company has taken all action (including,
                   -----------
if required, redeeming all of the outstanding preferred share purchase rights issued pursuant to the Rights Agreement) so that the entering into of this Agreement, the Guarantee and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable the rights to purchase the Company's Series A Participating Preferred Stock to be exercised, or require that they be separated, distributed or triggered. The Company has furnished Parent with true and correct copies of all such actions.

     Section 3.24  Energy Contributions.  Except as reflected in the
                   --------------------
financial statements attached as Schedule 3.7(b), since December 31, 1999, neither the Company nor any Non-Energy Subsidiary has made any equity contribution, or otherwise transferred any cash or property, to, or assumed any liability on behalf of, the Energy Business.

                                  Article IV

            Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub represent and warrant to the Company subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to the Company, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent and Merger Sub specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties (the "Parent Disclosure Schedule"), as follows:

     Section 4.1  Corporate Existence and Power.  Each of Parent and Merger Sub
                  -----------------------------
is a corporation duly incorporated (or other entity duly organized), validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate or other power, as the case may be, and all Licenses required to carry on its business as now conducted or presently proposed to be conducted except for failures to have any such License which would not, in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Parent Material Adverse Effect. As used herein, the term "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

     Section 4.2  Authorization.  Each of Parent and Merger Sub has the
                  -------------
requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Parent and Merger Sub of their obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, and no other proceedings on the part of Parent (or its stockholders) or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms.

     Section 4.3  Consents and Approvals; No Violations.
                  -------------------------------------

             (a) Neither the execution and delivery of this Agreement nor the performance by Parent or Merger Sub of their obligations hereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other governing or organizational documents) of Parent or Merger Sub, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of the respective assets used or held for use by any of them may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which Parent or Merger Sub is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

             (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by them of their obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HSR Act or any non-U.S. laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Exchange Act; (iv) compliance with any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have a Parent Material Adverse Effect.

     Section 4.4  Proxy Statement.
                  ---------------

     None of the information provided by Parent or Merger Sub to the Company in writing for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.5  Litigation; Compliance With Laws.
                  --------------------------------

             (a) There is no action, suit or proceeding pending against, or to the knowledge of Parent threatened against, Parent or any Subsidiary of Parent or any of their respective properties before any court or arbitrator or any Governmental Entity which would reasonably be expected to have a Parent Material Adverse Effect.

             (b) Parent and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     Section 4.6  Board Approval.  The Board of Directors of Parent, at a
                  --------------
meeting duly called and held (or by written consent in accordance with the DGCL), has approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of Parent and its shareholders.

     Section 4.7  Absence of Material Adverse Change.  Since June 30, 2000,
                  ----------------------------------
there has not been a Parent Material Adverse Effect.

     Section 4.8  Financing.  The Parent has or will have sufficient funds
                  ---------
available (through existing credit arrangements or otherwise) to pay the Merger Consideration, to satisfy any obligation of Parent or Merger Sub in connection with the transactions contemplated by this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement to be paid by Parent or Merger Sub.

     Section 4.9  Finders' Fees.  Except for Chase Manhattan plc., whose fees
                  -------------
will be paid by Parent or one of its affiliates, there is no investment banker, broker, finder or other intermediary that might be entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   Article V

                           Covenants of the Parties

     Section 5.1  Conduct of the Business of the Company.  From the date hereof
                  --------------------------------------
until the Effective Time, except as expressly contemplated or allowed by this Agreement (including the Distribution), the Company and the Non-Energy Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as expressly contemplated or allowed by this Agreement (including the Distribution), the Company will not (and will not permit any of its Non-Energy Subsidiaries to) take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in Section 6.3(b) not to be satisfied.

     In addition, except as expressly contemplated or allowed by the terms of this Agreement, and except as expressly provided in Schedule 5.1 of the Company Disclosure Letter, without the prior written consent of Parent, which, in the case of clause (d), shall not be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its Non-Energy Subsidiaries to do any of the following:

             (a) Other than the Distribution or pursuant to the Pharma Merger or the Share Exchange Agreements, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities of property) in respect of any capital stock of the Company or any Company Subsidiary or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company or any Non-Energy Subsidiary;

             (b) Other than (i) pursuant to the Pharma Merger or the Share Exchange Agreements or (ii) in connection with the contribution of the Capitalization Amount or the conversion of the intercompany accounts to equity of CAT, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its Subsidiaries, or make any capital contribution to any Subsidiary of the Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (c) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities other than the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of Company Options outstanding on the date hereof, (ii) shares of Company Common Stock issuable to participants in the Company ESPP, in the case of (i) and (ii), consistent with the terms thereof, (iii) Company Options to newly-hired non-executive employees in the ordinary course of business, (iv) Company Options pursuant to periodic grants to non-executive employees in the ordinary course of business, (v) Company Common Stock pursuant to the Pharma Merger or (vi) Company Common Stock in fulfillment of obligations pursuant to the Share Exchange Agreements;

          (d) Incur any indebtedness for borrowed money, or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business consistent with past practice and in an aggregate amount not in excess of $20,000,000;

          (e) Make any capital expenditures or otherwise acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets having a fair market value in excess of $5,000,000 or (ii) all or substantially all of the equity interests of any person or any business or division of any person, except, in the case of capital expenditures, in accordance with the current Company annual budget and plan (as of July 31, 2000) as previously disclosed to Parent;

          (f) Amend the Company's or any Non-Energy Subsidiary's Certificate of Incorporation or by-laws or equivalent documents;

          (g) Sell, lease, encumber or otherwise dispose of any assets of the Company or any Non-Energy Subsidiary, other than (i) sales in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of the Company's business and (iii) assets related to discontinued operations;

          (h) Except in the ordinary course of business, amend, modify or terminate any material contract, agreement or arrangement of the Company or its Subsidiaries (assuming the consummation of the Distribution) or otherwise waive, release or assign any material rights, claims or benefits thereunder;

          (i) Except as required by law or the current terms of an existing agreement or other authorization disclosed in Schedule 5.1 of the Company Disclosure Letter, (v) increase the amount of compensation of any current or former director, officer or employee (other than in the case of non-executive employees, ordinary periodic increases consistent with past practices) or make any increase in or commitment to increase any employee benefits or vest, fund or pay any pension or retirement allowance other than as required by the current terms of any Plan, (w) grant any severance or termination pay to any director, officer or employee of the Company or any Non-Energy Subsidiary, (x) adopt, amend, modify (except as may be required by law), enter into or commit to any additional employee benefit plan or, except in the ordinary course of business, make any contribution to any existing Plan, (y) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (z) take any affirmative action to accelerate the vesting of any stock-based compensation;

          (j) Change the Company's methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants;

          (k) Enter into any agreement or arrangement that limits or otherwise restricts the Company, any Non-Energy Subsidiary or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any location, which agreement or arrangement would be material to the business of the Company and its Subsidiaries taken as a whole (assuming consummation of the Distribution);

          (l) Settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of the Company and its Subsidiaries, taken as a whole (assuming consummation of the Distribution), other than the payment, discharge or satisfaction of liabilities, in the ordinary course of business consistent with past practice;

          (m) Create or incur any material Lien on any material asset of the Company and its Subsidiaries (assuming consummation of the Distribution), other than in the ordinary course of business consistent with past practice or other than in connection with the purchase of such asset;

          (n) Other than the contribution of the Capitalization Amount, make any material loan, advance or capital contribution to or investment in any Person, other than loans, advances or capital contributions to, or investments in, wholly owned Non-Energy Subsidiaries (or pursuant to the ordinary cash management practices of the Company) made in the ordinary course of business consistent with past practice;

          (o) Other than in the ordinary course of business consistent with past practice, (i) make any tax election with respect to Taxes or take any position on any tax return filed on or after the date of this Agreement or adopt any method thereof that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods or (ii) enter into any settlement or compromise of any tax liability that in either case is material to the business of the Company and its Subsidiaries, taken as a whole (assuming consummation of the Distribution); or

          (p) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (o) above.

     Section 5.2  Conduct of the Business of Parent.  From the date hereof until
                  ---------------------------------
the Closing Date, except as expressly contemplated or allowed by this Agreement, Parent will not (and will not permit any of its Subsidiaries to) take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in Section 6.2(b) not to be satisfied.

     Section 5.3  Stockholders' Meeting; Proxy Material.
                  -------------------------------------

             (a) Subject to the last sentence of this Section 5.3(a), the Company shall, in accordance with applicable law and the Certificate of Incorporation and the by-laws of the Company duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon the adoption of this Agreement and, to the extent required by applicable law, the Distribution (the "Company Approval Matters"). The Board of Directors of the Company shall recommend approval and adoption of the Company Approval Matters by the Company's stockholders; provided that the Board of
                                                --------
Directors of the Company may withdraw, modify or change such recommendation if
(i) it believes in good faith that a Superior Proposal (as defined in Section 5.5) has been made and (ii) it has determined in good faith, after consultation with the Company's outside counsel, that the withdrawal, modification or change of such recommendation is necessary to comply with the fiduciary duties of the Board of Directors of the Company under applicable law.

             (b) Promptly following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the Company Approval Matters (together with any amendments thereof and any supplements thereto, the "Proxy Statement"). Promptly following the date of this Agreement, the Company shall also prepare and file with the SEC the Distribution Statement. Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use commercially reasonable efforts to cause the Proxy Statement and the Distribution Statement to be mailed to the Company's stockholders as promptly as practicable after the Distribution Statement is declared effective by the SEC.

             (c) The Company shall as promptly as practicable notify (and provide copies to) Parent of the receipt of any comments from the SEC relating to the Proxy Statement and the Distribution Statement. All filings by the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the prior review of Parent, and all mailings to the Company's stockholders in connection with the transactions contemplated by this Agreement shall be subject to the prior review of Parent.

     Section 5.4  Access to Information; Confidentiality Agreement.  Upon
                  ------------------------------------------------
reasonable advance notice, between the date hereof and the Closing Date, the Company shall (i) give Parent, its counsel, financial advisors, auditors and other's authorized representatives (collectively, "Representatives") reasonable access during normal business hours to the offices, properties, books and records of the Company and the Non-Energy Subsidiaries (including to conduct environmental testing, if desired), (ii) furnish to Parent's Representatives such financial and operating data and other information relating to such party, its Subsidiaries and their respective operations as such persons may reasona-bly request and (iii) instruct the Company's and its Non-Energy Subsidiaries' employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries; provided that any information and documents received by Parent or its Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreement dated April 27, 2000 between Dutch Parent and the Company (the "Confidentiality Agreement"), which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof until the Effective Time.

     Section 5.5  No Solicitation.  From the date hereof until the Effective
                  ---------------
Time or, if earlier, the termination of this Agreement, the Company and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall cause its and its Subsidiaries' respective officers, directors, advisors, representatives or other agents not to, directly or indirectly, (a) solicit, initiate or encourage any Acquisition Proposal (as defined hereafter), (b) engage in negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any person or group (other than Parent or any designees of Parent) concerning any Acquisition Proposal or (c) enter into any agreement with respect to any Acquisition Proposal, other than in the manner contemplated by Section 7.1(f) provided, however, that if the Board of Directors of the Company determines in good faith, based on such matters as it deems relevant, acting only after consultation with the Company's outside counsel that it is necessary to comply with its fiduciary duties to the Company's stockholders under the DGCL, the Company may, in response to a bona fide Acquisition Proposal that was not solicited or encouraged in breach of this Section 5.5 and that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisor, constitutes a Superior Proposal, (i) furnish information to the person or group who made such Acquisition Proposal, but only pursuant to a confidentiality agreement substantially in the same form as was executed by Parent prior to the execution of this Agreement and only if copies of such information (to the extent not previously supplied) are concurrently provided to Parent, and (ii) participate in discussions and negotiations regarding such proposal or offer. The Company shall promptly (and in any event within one business day after any of the Company's officers and directors becoming aware thereof) (i) notify Parent in the event the Company or any of its Subsidiaries or other affiliates or any of their respective officers, directors, employees and agents receives any Acquisition Proposal, including the material terms and conditions thereof and the identity of the party submitting such proposal, and any request for non-public information in connection with an Acquisition Proposal, (ii) provide a copy of any written agreements, proposals or other materials that the Company receives from any such person or group, and
(iii) notify Parent of any material changes or developments with respect to any of the matters described in clauses (i) and (ii). The Company shall immediately cease and cause to be terminated any activities, discussions or negotiations commenced or conducted prior to the date of this Agreement with any party other than Parent or its affiliates with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 50% or more of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company, or a substantial portion of the assets of, the Company and its Subsidiaries taken as a whole, other than the transactions contemplated by this Agreement (including the Distribution). As used herein, a "Superior Proposal" shall mean a bona fide Acquisition Proposal which in the good faith judgment of the Company's Board of Directors, based on such matters as it deems relevant, after consultation with the Company's financial advisor, (i) provides greater benefits to the Company's stockholders than those provided pursuant to this Agreement and (ii) provides that any financing required to consummate the transaction contemplated by the offer is committed and in the good faith determination of the Board of Directors of the Company, after consultation with the Company's financial advisor, is likely to be obtained by such person on a timely basis. Nothing contained in this Section
5.5 shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law.

     Section 5.6  Director and Officer Liability.
                  ------------------------------

             (a) Parent shall cause all rights to indemnification and all limitations on liability existing in favor of any individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company and any of its Non-Energy Subsidiaries (the "Indemnitees") as provided in the Certificate of Incorporation or by-laws of the Company or an agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof to continue in full force and effect in accordance with its terms and to be satisfied by the Surviving Corporation or Parent.

             (b) Subject to the terms and conditions set forth on Schedule 1.5(a), for six years after the Effective Time, Parent shall cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that
                                                        --------  -------
in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums
                 --------  -------
necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. The Company represents that the current annual premium for such insurance equals approximately $165,000.

             (c) The obligations of Parent and the Surviving Corporation under this Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6).

     Section 5.7  Commercially Reasonable Efforts.  Upon the terms and subject
                  -------------------------------
to the conditions of this Agreement and those set forth on Schedule 1.6, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     Section 5.8  Certain Filings.
                  ---------------

             (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement or Distribution Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the provisions of this
Section 5.8, each party hereto shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby as soon as reasonably practicable, and each party will use commercially reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Without limiting the provisions of this Section 5.8, each party hereto shall use commercially reasonable efforts to promptly make the filings required to be made by it with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable.

             (b) The Company and Parent shall each use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transaction contemplated by this Agreement under any Antitrust Law (as defined below). If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, the Company and Parent shall each cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal. Notwithstanding anything to the contrary in this Agreement, none of Parent, any of its Subsidiaries or the Surviving Corporation, shall be required (and the Company shall not, without the prior written consent of Parent, agree, but shall, if so directed by Parent, agree) to hold separate or divest any of their respective assets or operations or enter into any consent decree or licensing or other arrangement with respect to any of their assets or operations.

             (c) Each of the Company and Parent shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

             (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate competition or actions having the purpose or effect of monopolization or restraint of trade.

     Section 5.9   Public Announcements.  The parties shall issue press releases
                   --------------------
in agreed upon form announcing the execution of this Agreement as soon as practicable on or after the date hereof. Neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior written consent of the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange in which circumstance reasonable efforts to consult will still be required to the extent practicable.

     Section 5.10  Further Assurances.  At and after the Effective Time, the
                   ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation, as a result of, or in connection with, the Merger.

     Section 5.11  Employee Matters.
                   ----------------

             (a) Following the Effective Time and for a period of one (1) full year thereafter, the Parent, in its sole discretion, shall either: (i) continue (or cause the Company to continue) to maintain the Plans on substantially similar terms in the aggregate as in effect immediately prior to the Effective Time, or (ii) arrange for each participant in the Plans employed at the Company or a Non-Energy Subsidiary ("Company Participants") to participate in any similar plans of the Parent ("Parent Plans") on terms in the aggregate no less favorable than those offered to similarly situated employees of Parent, or (iii) a combination of clauses (i) and (ii). Each Company Participant who continues to be employed by the Company or any of its subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for purposes of eligibility to participate and vesting under the Parent Plans for years of service with the Company or its subsidiaries prior to the Effective Time. Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents and shall provide them with credit for any co-payments and deductibles prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent Plans in which they are eligible to participate immediately after the Effective Time. The provisions of this Section 5.11 shall not create in any employee or former employee of the Company or any Subsidiary of the Company any rights to employment or continued employment with Parent, the Surviving Corporation or any Subsidiary or affiliate thereof or infringe upon the right of any such entity to terminate the employment of any such employee for any reason or no reason.

              (b) Prior to the Closing Date, the Company may adopt additional retention and severance programs for specified non-executive employees of the Company or a Non-Energy Subsidiary previously identified to Parent; provided that such programs shall create aggregate obligations for the Company of no greater than $1,150,000, excluding any ordinary course payments provided to other employees under the Company's general severance plans.

     Section 5.12  Disposition of Energy Business.  The Company will use its
                   ------------------------------
commercially reasonable efforts to consummate the Distribution in accordance with Schedule 1.6 and will inform Parent promptly, and in no event later than three business days after, material developments relating thereto. Parent will cooperate with the Company in its efforts to consummate the Distribution including by (i) providing assistance with respect to any proxy or information statement required in connection with the Distribution and (ii) cooperating in the filing of any tax election or Tax Returns required or deemed advisable by the Company and after consummation of the Distribution, Spinco in connection with the Distribution.

     Section 5.13  Capitalization of Pharma.  The Company shall take any
                   ------------------------
necessary actions (i) to own all of the issued and outstanding capital stock of Pharma at the Effective Time and (ii) to eliminate any outstanding Pharma Rights at the Effective Time.

     Section 5.14  State Takeover Laws.  If any "fair price," "business
                   -------------------
combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Merger, the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to eliminate or minimize the effects of any such statute or regulation on the Merger.

     Section 5.15  Certain Notifications.  Between the date hereof and the
                   ---------------------
Effective Time, each party shall promptly notify the other in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure of any of the conditions to the Merger specified in Article VI to be satisfied.

     Section 5.16  Minority Interest of CCSI.  The Company shall take all steps
                   -------------------------
necessary to cause the rights of Enron to exchange shares of stock of CCSI for, or otherwise to acquire, shares of Company Common Stock under the Stockholders' Agreement, dated January 14, 1998, among the Company, CCSI and Enron to be (A) exercised and satisfied in full (including, if applicable, the resolution of any disagreement as to the number of shares of Company Common Stock to which Enron is entitled in respect of such exchange and delivery of such number) or (B) waived and terminated, in each case on or prior to the Closing Date. The Company shall deliver to Parent at or prior to the Closing evidence reasonably satisfactory to Parent of the satisfaction in full or waiver and termination of all such rights. Notwithstanding any other provision of this Agreement, this covenant must be performed in all respects prior to the Closing Date.

                                  Article VI

                           Conditions to the Merger

     Section 6.1  Conditions to Each Party's Obligations.  The respective
                  --------------------------------------
obligations of the Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Closing Date of each of the following conditions:

             (a) The Company Approval Matters shall have been approved and adopted by the stockholders of the Company in accordance with applicable law;

             (b) Any applicable waiting periods or consents under the HSR Act or any other applicable Antitrust Law relating to the Merger shall have expired, been terminated or been granted, as applicable;

             (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement; and

             (d)  The Distribution shall have been consummated.

     Section 6.2  Conditions to the Company's Obligation to Consummate the
                  --------------------------------------------------------
Merger.  The obligation of the Company to consummate the Merger shall be further
------
subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Closing Date of each of the following conditions:

             (a) Parent shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

             (b)  The representations and warranties of Parent contained in
Article IV hereof shall be true and correct in all respects on the date hereof and as of the Closing Date (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), disregarding, for these purposes, the phrases "material," "materially," "in all material respects," "Parent Material Adverse Effect" and any similar phrase, except (i) as otherwise expressly contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate do not constitute a Parent Material Adverse Effect; and

             (c) The Company shall have received certificates signed by the Chief Executive Officer of Parent, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) hereof have been satisfied or waived.

     Section 6.3  Conditions to Parent's Obligations to Consummate the Merger.
                  -----------------------------------------------------------
The obligations of Parent to effect the Merger shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Closing Date of each of the following conditions:

             (a) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

             (b)  The representations and warranties of the Company contained in
Article III hereof shall be true and correct in all respects on the date hereof and as of the Closing Date (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), disregarding, for these purposes, the phrases "material," "materially," "in all material respects," "Company Material Adverse Effect" and any similar phrase, except (i) as otherwise contemplated by this Agreement and
(ii) for such failures to be true and correct which in the aggregate do not constitute a Company Material Adverse Effect.

             (c) Parent shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) hereof have been satisfied or waived;

             (d) The Company shall own all of the issued and outstanding capital stock of Pharma and no Pharma Rights remain outstanding and the Company shall have delivered evidence reasonably satisfactory to Parent demonstrating that this condition has been satisfied.

             (e) The aggregate number of Dissenting Shares of Company Common Stock as of the Effective Time shall be less than 10% of the number of shares of Company Common Stock outstanding as of the Effective Time.

     SECTION 6.4  Conditions to Company's Obligation to Consummate the
                  ----------------------------------------------------
Distribution. The Company's obligation to consummate the Distribution shall be
------------
subject to the condition that the conditions of Sections 6.1(a)-(c), 6.2 and 6.3 shall have been satisfied or waived.

                                  Article VII

                                  Termination

     Section 7.1  Termination.  Notwithstanding anything herein to the contrary,
                  -----------
this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, whether before or after the Company has obtained stockholder approval:

             (a)   by the mutual written consent of the Company and Parent;

             (b) by either the Company or Parent, if the Merger has not been consummated by February 28, 2001, or such other date, if any, as the Company and Parent shall agree upon (the

"Outside Date"); provided, that the party seeking to terminate this Agreement
                 --------  ----
pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement;

          (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

          (d) by Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified or amended in any respect adverse to Parent its approval or recommendation of the Company Approval Matters, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Acquisition Proposal or shall have resolved or announced an intention to do so, or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of the Company Common Stock is announced or commenced and, either (A) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its stockholders or (B) within ten business days of such commencement, the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders;

          (e) by either the Company or Parent, if the approval of the stockholders of the Company of the Company Approval Matters shall not have been obtained at a duly held meeting of stockholders of the Company or any adjournment thereof;

          (f) by the Company, if the Board of Directors of the Company, prior to the Special Meeting, shall elect to terminate this Agreement in order to recommend or approve a Superior Proposal or to enter into an agreement for a transaction that constitutes a Superior Proposal; provided that (x) the Company
                                                  --------
has notified Parent in writing that it intends to recommend or approve a Superior Proposal or to enter into such an agreement, attaching the most current version of such proposal or agreement to such notice at least 48 hours prior to such termination, and (y) at any time at least 48 hours following written notification by the Company to Parent, after taking into account any modifications to the transactions contemplated by this Agreement that Parent has then proposed in writing and not withdrawn, the Board of Directors of the Company has determined that such proposal is and continues to be a Superior Proposal, and (z) concurrently with the giving of notice of such termination, pays to Parent the Termination Fee due under Section 7.3(a);

          (g) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent set forth in this Agreement or if any representations or warranties of Parent shall have become untrue, such that the conditions set forth in Section 6.2(b) would be incapable of being satisfied by the Outside Date, provided that the Company has not breached any of
                               --------
its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent of any of its covenants or agreements hereunder having, in the aggregate, a Parent Material Adverse Effect or materially adversely affecting (or materially delaying) the ability of Parent or the Company to consummate the Merger, and Parent has not cured such breach within thirty (30) business days after notice by the Company thereof, provided that the Company has
                                                   --------
not breached any of its obligations hereunder in any material respect; or

             (h) by Parent if (i) there shall have been a breach of any representations or warranties on the part of the Company or any of its Subsidiaries set forth in this Agreement or if any representations or warranties of the Company or any of its Subsidiaries shall have become untrue, such that the conditions set forth in Section 6.3(b) would be incapable of being satisfied by the Outside Date, provided that Parent has not breached any of its
                     --------
obligations hereunder in any material respect; or (ii) there shall have been a breach by the Company or any of its Subsidiaries of one or more of its respective covenants or agreements hereunder having, in the aggregate, a Company Material Adverse Effect or materially adversely affecting (or materially delaying) the ability of Parent or the Company to consummate the Merger, and the Company has not cured such breach within thirty (30) business days after notice by Parent thereof, provided that Parent has not breached any of its obligations
                   --------
hereunder in any material respect.

     The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

     Section 7.2  Effect of Termination.  Except for any willful breach of this
                  ---------------------
Agreement by any party hereto (which willful breach and liability therefor shall not be affected by the termination of this Agreement or the payment of any fee pursuant to Section 7.3 hereof), if this Agreement is terminated pursuant to
Section 7.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that
                                              --------  -------
notwithstanding such termination the agreements contained in Sections 7.2, 7.3 and 8.7 hereof and the provision to Section 5.4 hereof shall survive the termination hereof.

     Section 7.3  Fees.
                  ----

             (a) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to $20 million (the "Termination Fee") plus up to $5 million in expenses, if:

                  (i)   this Agreement is terminated by Parent pursuant to
Section 7.1(d) hereof;

                  (ii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or 7.1(e) hereof, (B) at or prior to the time of such termination, an Acquisition Proposal with respect to the Company shall have been made public, and (C) within twelve months after such termination, the Company shall enter into a definitive agreement with respect to any Acquisition Proposal or the transaction contemplated by any Acquisition Proposal (an "Acquisition Transaction") relating to the Company shall be consummated; or

                  (iii) this Agreement is terminated by the Company pursuant to
Section 7.1(f) hereof.

             (b) If the Company is required to pay the Termination Fee plus expenses pursuant to this Section 7.3, then the Company shall pay the Termination Fee plus expenses, as applicable, (i) at or prior to the termination of this Agreement by the Company, (ii) not later than one business day after the termination of this Agreement by Parent or (iii) in the case of a fee payable pursuant to Section 7.3(a)(ii), at or prior to the earlier of the execution of the definitive agreement with respect to, and the consummation of, the applicable Acquisition Transaction.

             (c) Parent's right to receive such fee and expenses, and ability to enforce the provisions of this Section 7.3, shall not be subject to approval by the stockholders of the Company.

                                 Article VIII

                                 Miscellaneous

     Section 8.1  Notices.  All notices, requests, demands, waivers and other
                  -------
communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

     If to the Company, to:

            Catalytica, Inc.
            430 Ferguson Drive
            Mountain View, California 94043
            Fax: (650) 960-8754
            Attention: Chief Financial Officer

     with copies to:

            Wilson Sonsini Goodrich & Rosati,
            Professional Corporation
            One Market, Spear Tower
            San Francisco, California 94105
            Fax: (415) 947-2099
            Attention: Michael J. Kennedy, Esq.

                 and

          Wilson Sonsini Goodrich & Rosati,
          Professional Corporation
          650 Page Mill Road
          Palo Alto, California 94304
          Fax: (650) 493-6811
          Attention: Barry E. Taylor, Esq.

     If to Parent or Merger Sub, to:

          Synotex Company, Inc.
          One Columbia Nitrogen Road
          Augusta, GA 30903
          Fax: (706) 849-6999
          Attention: William P. Bivins, Jr., Esq.

     with copies to:


          DSM, N.V.
          Legal Department
          Het Overloon 1, Heerlen
          P.O. Box 6500, 6401 JH Heerlen
          The Netherlands
          Fax: 011-31-45-5787087
          Attention: Ton C.M. van der Put, Esq.

     and to

          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York 10006
          Fax: (212) 225-3999
          Attention: William A. Groll, Esq.

     Section 8.2  Survival of Representations and Warranties.  Except as
                  ------------------------------------------
otherwise provided herein or in any document contemplated hereby, the representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

     Section 8.3  Interpretation.  References herein to the "knowledge" (and all
                  --------------
variants and derivatives thereof) of a party shall mean the actual knowledge, after reasonable inquiry, of the executive officers of such party. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

     The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule of the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     Section 8.4  Amendments, Modification and Waiver.  (a) Except as may
                  -----------------------------------
otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

             (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.5  Successors and Assigns.  The provisions of this Agreement
                  ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Parent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     Section 8.6  Expenses.  Except as provided in Sections 1.2(b) and 7.3,
                  --------
whether or not the Merger shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.7  Specific Performance.  The parties acknowledge and agree that
                  --------------------
any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

     Section 8.8  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     Section 8.9  Forum Selection; Consent to Jurisdiction.  All disputes
                  ----------------------------------------
arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Delaware. The parties hereby consent to the jurisdiction of the courts of the State of Delaware and the United States District Court of the District of Delaware and waive any objections or rights as to forum nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement

     Section 8.10  Severability.  If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     Section 8.11  Third Party Beneficiaries.  This Agreement is solely for the
                   -------------------------
benefit of the Company and its successors and permitted assigns, with respect to the obligations of Parent under this Agreement, and for the benefit of Parent and its successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Article I and Section 5.6 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

     Section 8.12  Entire Agreement.  This Agreement, including any exhibits or
                   ----------------
schedules hereto and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     Section 8.13  Counterparts; Effectiveness.  This Agreement may be signed in
                   ---------------------------
any number of counterparts and by facsimile, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                   SYNOTEX COMPANY, INC.

                                   By: /s/ Arnold Gratama van Andel
                                           ------------------------------------
                                           Arnold Gratama van Andel
                                           Chairman and President


                                   SYNOTEX ACQUISITION CORPORATION

                                   By: /s/ Arnold Gratama van Andel
                                           ------------------------------------
                                           Arnold Gratama van Andel
                                           President


                                   CATALYTICA, INC.

                                   By: /s/ Ricardo B. Levy
                                           ------------------------------------
                                           Ricardo B. Levy
                                           President & Chief Executive Officer


               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]